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                                  EXHIBIT 99.1

[DATAVON, INC. LOGO]

PRESS RELEASE
FOR IMMEDIATE RELEASE


          DTVN HOLDINGS, INC. DIRECTOR, CFO MARCIA C. KENNEDY RESIGNS,
                     COMPANY EXPECTS TO NAME SUCCESSOR SOON

DALLAS, TEXAS - MAY 14, 2001 - DTVN HOLDINGS INC. (OTC BB: DTVN) Chairman and CEO Hugh Simpson today announced that DTVN's CFO, Marcia C. Kennedy, resigned from her positions within the organization, and the Company expects to name a successor soon.

"I am grateful for the positive contributions Marcia Kennedy made as a Director and our CFO. This was of special significance throughout the transition phase of the Zydeco merger and our rapid network deployment, and I wish her well in future endeavors," Simpson concluded.

In commenting on her resignation, Kennedy said, "While I have decided to return to managing the Kenneco investment portfolio, I have very much enjoyed working with the Board and management team. I believe DTVN has established a strong foundation in the IP sector, and I expect the company to continue its successful growth and expansion plans."

DataVoN, Inc. (www.datavon.com), Video Intelligence, Inc. (www.video-intelligence.com), and Zydeco Exploration, Inc. are wholly owned subsidiaries of DTVN Holdings, Inc. DataVoN's core business is to provide wholesale origination, transport and termination services through its state-of-the-art packet-switched network which facilitates sharing of voice, data and video transmissions over the same medium. DataVoN's network provides signaling interoperability across IP and traditional circuit-based networks, with the capability of delivering next generation services to its customers. Video Intelligence, with offices and operations in West Chester, Pennsylvania and Fort Worth, Texas, is a premiere provider of business-critical video applications and services, and specializes in enterprise IP video services, including video conferencing. Core service offerings are built around video portal services, managed delivery, private cache and content distribution, and a broad range of necessary ancillary services. DTVN has headquarters and its Network Operations Center in Richardson, Texas.

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The information contained in this press release, or on the DataVoN Corporate
Website, includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release reflect DataVoN's current views with respect to possible future events and financial performance and are subject to certain risks and uncertainties that could cause DataVoN's actual results to differ materially from
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its historical results or those that DataVoN hopes to achieve. In this press release, the words "anticipates," "plans," "believes," "expects," "intends," "future," and similar expressions identify certain forward-looking statements. Please do not place undue reliance on the forward-looking statements contained in this press release.

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  CONTACT:  DataVoN, Inc. - Richard Ames - 1-713-975-6424 - rames@datavon.com